Exhibit 4.3

FIRST AMENDMENT TO

UNSECURED CONVERTIBLE NOTE AND

WARRANT ISSUANCE AGREEMENT

This First Amendment to Unsecured Convertible Note (this “Amendment”) is made as of the [    ] day of October, 2019 (the “Effective Date”), by and between [     ] (the “Holder”) and COOL HOLDINGS, INC., a Maryland corporation (the “Borrower”).  Any capitalized term used in this Amendment, but not otherwise defined herein, shall have the meaning ascribed to it in the Note (as defined below).

R E C I T A L S:

Whereas, the Holder and the Borrower entered into an Unsecured Convertible Note, dated as of July 9, 2019 (the “Note”);

Whereas, the Holder and the Borrower have agreed to amend the Note as set forth herein;

Whereas, the Borrower has agreed to issue the Holder with warrants to purchase shares of common stock of the Borrower (the “Warrants”); and

Whereas, in connection with the Amendment and the exercise of the Warrants issued pursuant to the Amendment, the Borrower will issue additional warrants to the Holder.

Now, Therefore, in consideration of the foregoing recitals and the promises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.Amendments to Note.

a)As of the Effective Date, Section 4(a) of the Note is hereby deleted in its entirety and replaced with the following:

“4(a)The principal and unpaid accrued interest of this Note will be automatically converted into Equity Securities on the Effective Date.  “Effective Date” shall mean October [     ], 2019.  The number of Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on this Note on the date of conversion, by the Conversion Price. “Conversion Price” shall mean $0.51.”

b)As of the Effective Date, a new Section 4(d) is hereby added to the Note as follows:

“4(d)Ownership Limitation. Notwithstanding anything to the contrary contained in this Note, the Borrower shall not effect any conversion of this Note to the extent that after giving effect to such conversion would cause Holder (together with its affiliates) to beneficially own a number of shares exceeding 9.99% of the number of shares of Equity Securities outstanding on such date (including for such purpose the shares of Equity Securities issuable upon such issuance). For purposes of this section, beneficial ownership of Equity Securities will be determined pursuant to Section 13(d) of the 1934 Act.”

The parties acknowledge that as a result of the new Section 4(d) of the Note, the Holder may not be permitted to convert the entire principal and interest under the Note into Equity Securities and therefore from time to time after the date of this Amendment, when the Holder is below the maximum amount set forth in Section 4(d) of the Note, the Borrower shall convert such aggregate principal and interest amount of the Note to cause the Holder to meet but not exceed the maximum amount set out in Section 4(d) of the Note.

2.Warrant Issuance.  On the Effective Date, the Borrower shall issue to the Holder 196,079 Warrants, each Warrant exercisable for one share of common stock of the Borrower (the “Warrant Shares”) at a price of $0.51 with a termination date being the third year anniversary of the Effective Date in the form attached hereto as Exhibit A.

3.Exercise of Warrant.  On the Effective Date:

a)the Holder shall exercise for cash the Warrants to purchase ________ Warrant Shares pursuant to the terms thereof; and

b)the Borrower shall issue to the Holder additional warrants (the “Additional Warrants”) to purchase up to _______ shares of common stock of the Borrower (the “Additional Warrant Shares”) at a price of $0.51 with a termination date being the third year anniversary of the Effective Date in the form attached hereto as Exhibit B.

4.Representations and Warranties.  The Holder represents and warrants as follows:

a)It is the holder of the Note, and has the right to enter into this Amendment without the consent of any third party.

b)It has sought its own legal and tax advice with respect to the Note and this Amendment.

c)It is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “U.S. Securities Act”).

d)It is aware that the Note, the Equity Securities, the Warrant, the Warrant Shares, the Additional Warrants and the Additional Warrant Shares (collectively, the “Securities”) have not been and will not be registered under the U.S. Securities Act and are “restricted securities” as such term is defined under Rule 144 of the U.S. Securities Act, understands and agrees that the Securities have been and are being offered and sold to the Holder in reliance upon applicable exemptions under the U.S. Securities Act, and acknowledges that these Securities may not be offered or sold in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration.

e)It has not been solicited to convert the Note by any Person, or if it has been solicited to convert the Note, it has confirmed that no commission or remuneration has been or will be paid or given, directly or indirectly, for soliciting such conversion, and the undersigned acknowledges that the Borrower is relying on the registration exemption provided by Section 3(a)(9) of the U.S. Securities Act to issue the Equity Securities.

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5.No Other Modification.  Except as expressly provided and amended hereby, the Note shall remain in full force and effect and is hereby ratified and confirmed.

6.Governing Law.  This Amendment shall be governed and construed under the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

7.Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.Execution in Counterparts.  This Amendment may be executed in any number of counterparts, including by electronic signature or electronic transmission, each of which when so executed and delivered shall be deemed to be an original and all or which taken together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above by their duly authorized officers.

BORROWER:	COOL HOLDINGS, INC. By: _________________________________ Name: Vernon A. LoForti Title: Senior VP & CFO
HOLDER:	By: __________________________________ Name: Title: Address:

EXHIBIT A

FORM OF WARRANT

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THESE WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LEGISLATION OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND ANY SECURITY ISSUED ON THE EXERCISE HEREOF MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) OCTOBER [    ], 2019, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

COMMON STOCK PURCHASE WARRANT

COOL HOLDINGS, INC.

Issue Date: October [ ], 2019

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [                    ] (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Original Issue Date (as defined below) (the “Exercisability Date”) and on or prior to the close of business on the third anniversary of the Original Issue Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Cool Holdings, Inc., a Maryland corporation (the “Company”), up to [__________] shares (the “Warrant Shares”) of common stock, par value $0.001 (the “Common Stock”), of the Company.

Section 1. Definitions. Capitalized terms used herein shall have the meanings given to them herein. As used herein, “Original Issue Date” means October [   ], 2019 and “business day” means any day on which NASDAQ, Inc. is open for trading.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Exercisability Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto; and, within three (3) business days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) business days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.51 (the “Exercise Price”).

c) Mechanics of Exercise.

i. Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective Registration Statement covering the issuance of the Warrant Shares to the Holder or (B) otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise, in either case, by the date that is three (3) business days after the delivery to the Company of the Notice of Exercise Form (such date, the “Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been properly exercised, with payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(vi) prior to the issuance of such shares, having been paid.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the transfer agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(c)(i) by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.

iv. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

d) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company including, without limitation, any other securities of the Company or any Company subsidiary consolidated in the Company’s financial statements which would entitle the holder thereof to acquire at any time Common Stock (“Common Stock Equivalents”) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are in non-compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission (the “Commission”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two (2) business days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding as established by (A), (B) or (C) above, as applicable. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(d) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and shall only be effective with respect to such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant or any other warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as provided for under Section 3(a)), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(d) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(d) on the exercise of this Warrant). For purposes of clarity, no bona fide underwritten offering of the Company’s securities will be deemed to be a Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

(c) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(d) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If during the term in which this Warrant may be exercised by the Holder (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall include reference to the initial issuance date set forth on the first page of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto and the Warrant number.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual written notice to the contrary.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c)(i).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then, such action may be taken or such right may be exercised on the next succeeding business day.

d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing). The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the laws of the State of New York.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company or the Holder willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the other party, then such party shall pay to the other party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by such party in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt, and will be delivered and addressed as follows:

(i) if to the Company, to:

Cool Holdings, Inc.
4445 Eastgate Mall, Suite 200
San Diego, CA 92121
Attention:  Vernon A. LoForti

with a copy to:

Dorsey & Whitney LLP

TD Canada Trust Tower

Brookfield Place, 161 Bay Street, Suite 4310

Toronto, Ontario M5J 2S1 Canada

Attention: Richard Raymer

(ii) if to the Holder, at the address of the Holder appearing on the books of the Company.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder and the Company, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant is one of a series of Warrants of like tenor issued by the Company. Any term of this Warrant may be amended or waived upon the written consent of the Company and the holders of Warrants representing at least 66 2/3% of the number of shares of Common Stock then subject to all outstanding August Warrants (the “Required Holders”).

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

COOL HOLDINGS, INC.

By:
	Name:	Vernon A. LoForti
	Title:	Chief Financial Officer

NOTICE OF EXERCISE

TO: COOL HOLDINGS, INC.

(1) The undersigned hereby elects to purchase __________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any. By executing this notice, the undersigned Holder represents that it has complied with the Holder’s Exercise Limitations set forth in Section 2(d) of this Warrant.

(2) Payment shall be in lawful money of the United States.

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

____________________________________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

____________________________________________________

____________________________________________________

____________________________________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [   ] all of or [                   ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to __________________________

whose address is

.

Dated: ________ __, ____

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT B

FORM OF ADDITIONAL WARRANT

COOL HOLDINGS, INC.

(A Maryland Corporation)

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

Effective: October __, 2019

THE OFFER AND SALE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE OFFER AND SALE THEREOF HAS BEEN REGISTERED UNDER THOSE LAWS OR UNLESS COOL HOLDINGS, INC. (THE “COMPANY”) HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO IT, THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  HEDGING TRANSCATIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.

THIS WARRANT MAY NOT BE EXERCISED UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [                    ] (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Original Issue Date (as defined below) (the “Exercisability Date”) and on or prior to the close of business on the third anniversary of the Original Issue Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Cool Holdings, Inc., a Maryland corporation (the “Company”), up to [__________] shares (the “Warrant Shares”) of common stock, par value $0.001 (the “Common Stock”), of the Company.

Section 1. Definitions. Capitalized terms used herein shall have the meanings given to them herein. As used herein, “Original Issue Date” means October [   ], 2019 and “business day” means any day on which NASDAQ, Inc. is open for trading.

EXERCISE OF WARRANT

The terms and conditions upon which this Warrant may be exercised, and the Shares subject hereto may be purchased, are as follows:

Section 1.1Warrant Price.  The Warrant Price shall be $0.51 per Share, subject to adjustment as provided in Section 4 below.

Section 1.2Method of Exercise.  Subject to the limitations in Section 1.3 below, Holder may at any time beginning on the Exercisability Date and for three (3) years from such date of effectiveness, or such later date as the Company may in its sole discretion determine (the “Exercise Period”), exercise in whole or in part the purchase rights evidenced by this Warrant.  Such exercise shall be effected by:

(a)the surrender of this Warrant, together with a duly executed copy of the form of notice of exercise attached hereto as Exhibit A, to the Secretary of the Company at its principal office;

(b) the payment to the Company, by cash, certified or cashier’s check payable to Company’s order or wire transfer to the Company’s account, of an amount equal to the aggregate Warrant Price for the number of Shares for which the purchase rights hereunder are being exercised.  Alternatively if then permitted under applicable securities laws, Holder may exercise this Warrant by delivering to the Company: (i) a properly executed notice of exercise together with a copy of irrevocable instructions (“Broker Instructions”) to a FINRA-member securities broker-dealer to promptly deliver to the Company cash or a check payable to the Company in the full amount of the Warrant Price for the total number of Shares being purchased against the Company’s delivery of the Shares for which this Warrant is exercised (if Holder and the securities broker comply with such procedures and enter into such agreements of indemnity and other agreements as the Company may reasonably prescribe as a condition of that payment procedure) or (ii) shares of Common Stock, free and clear of any and all liens, claims and encumbrances, having an aggregate Fair Market Value (as defined herein below) equal to the full amount of the Warrant Price for the total number of Shares being purchased.  Holder may also make payment in any combination of the permissible forms of payment described in the preceding sentence.  Additionally, if then permitted under applicable securities laws, if the Fair Market Value of the Shares at time of exercise is greater than the Warrant Price, Holder may exercise this Warrant or any portion hereof by indicating on the notice of exercise that Holder elects to exercise this Warrant on a net exercise basis (“Net Exercise Basis”).  The Company shall then issue to Holder a number of Shares determined using the following formula:

X = Y (A-B)

   A

where

X =	the number of Shares to be issued to Holder.

Y =	the number of Shares covered by this Warrant in respect of which the net exercise election is made pursuant to this Section.

A =	the Fair Market Value of one Share, as determined in accordance with the provisions hereof, as of the date this Warrant is exercised.

B =	the Warrant Price in effect as of the date this Warrant is exercised.

“Fair Market Value” of a share of Common Stock (for purposes of this section) means (a) if the Shares are traded on a national securities exchange, the average of the closing prices for the twenty (20) trading days prior to the date this Warrant is exercised; (b) if the Shares are traded on another market or quotation system, or the prices for the shares are published on the “OTC Pink”, the average of the closing bid and ask prices posted for the Shares during the twenty (20) trading days prior to the date this Warrant is exercised; or (c) if the primary market for such Shares is not an exchange or quotation system, the fair market value thereof as shall be determined in good faith using appropriate valuation methods by the Board of Directors of the Company as of the date this Warrant is exercised; and

(c)the delivery to the Company, if necessary in the discretion of counsel for the Company, to assure compliance with the Securities Act, and applicable state securities laws, of an instrument executed by Holder certifying that the Shares are being purchased solely for the account of Holder and not with a view to any resale or distribution in violation of the Securities Act or applicable state securities laws.

Section 1.3Exercise Limitations.  Holder shall not have the right to exercise any portion of this Warrant to the extent that after giving effect to the issuance of Shares upon such exercise, Holder (together with Holder’s affiliates, and any other persons acting as a group together with Holder or any of Holder’s affiliates) would beneficially own in excess of 9.99% of the outstanding shares of Common Stock of the Company.

Section 1.4Issuance of Shares and New Warrant.  If the purchase rights evidenced by this Warrant are exercised in whole or in part, one or more certificates for the purchased Shares shall be issued as soon as practicable thereafter to Holder.  If the purchase rights evidenced by this Warrant are exercised only in part, the Company shall also deliver to Holder at such time a new Warrant evidencing the purchase rights regarding the number of Shares (if any) for which the purchase rights under this Warrant remain unexercised and continue in force and effect.  All new Warrants issued in connection with the provisions of this Section 1.4 shall bear the same date as this Warrant and shall be substantially identical in form and provisions to this Warrant except for the number of Shares purchasable thereunder.  Each person in whose name any certificate for Shares is to be issued shall for all purposes be deemed to have become the holder of record of such Shares on the date on which this Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such stock certificate, except that if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

TRANSFERS

Section 2.1Transfers.  This Warrant and all rights hereunder are transferable in whole or in part by Holder subject to the provisions of Section 7 below.  The transfer shall be recorded on the books of the Company upon (i) the surrender of this Warrant (together with a duly executed and endorsed copy of the form of transfer certificate attached hereto as Exhibit B) to the Secretary of the Company at its principal offices, and (ii) the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  In the event of a partial transfer, the Company shall issue to the several holders one or more appropriate new Warrants.

Section 2.2Registered Holder.  Each holder of this Warrant agrees that until such time as any transfer pursuant to Section 2.1 above is recorded on the books of the Company, the Company may treat the Holder of this Warrant as the absolute owner.

Section 2.3Form of New Warrants.  All new Warrants issued in connection with transfers of this Warrant shall bear the same date as this Warrant and shall be substantially identical in form and provisions to this Warrant except for the number of Shares purchasable thereunder.

FRACTIONAL SHARES

Section 3.1No Fractional Shares.Notwithstanding any adjustment (as required hereby) to the number of Shares purchasable upon the exercise of this Warrant, the Company shall not be required to issue any fraction of a Share upon exercise of this Warrant.  If, by reason of any change made pursuant to Section 4 below, Holder would be entitled, upon the exercise of any rights evidenced hereby, to receive a fractional interest in a Share, the Company shall, at its election, upon such proper exercise of this Warrant, purchase such fractional interest for an amount in cash equal to the Fair Market Value of such fractional interest, determined as of the date of such exercise of this Warrant, or round up to the next whole share.

ANTIDILUTION PROVISIONS

Section 4.1Stock Splits and Combinations.  If the Common Stock shall at any time be subdivided into a greater number of shares, then the number of Shares purchasable upon exercise of this Warrant shall be proportionately increased and the Warrant Price shall be proportionately decreased; and, conversely, if the Common Stock shall at any time be combined or consolidated into a smaller number of shares, then the number of Shares purchasable upon exercise of this Warrant shall be proportionately reduced and the Warrant Price shall be proportionately increased.  Any adjustments under this Section 4.1 shall become effective at the close of business on the date the subdivision or combination or consolidation becomes effective.

Section 4.2Reclassification, Exchange and Substitution.  If the Common Stock shall be changed into shares of any other class or classes of stock or other securities of the Company, whether by capital reorganization, reclassification, or otherwise, Holder shall, upon exercise of this Warrant, be entitled to purchase for the same aggregate consideration, in lieu of the Shares that Holder would have become entitled to purchase but for such change, such number, class and series of securities of the Company as would have been issuable in connection with such event to a holder of that number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such reorganization, reclassification or other change.  The Warrant Price shall be appropriately adjusted to reflect that reorganization, reclassification or other change.  Any adjustments under this Section 4.2 shall become effective at the close of business on the date such change of the Common Stock into shares of any other class or classes of stock or other securities of the Company becomes effective.

Section 4.3Reorganizations, Mergers, Consolidations or Sale of Assets.  If at any time there shall be a reorganization involving the Common Stock (other than a stock split, combination, consolidation, reclassification, exchange, or subdivision of shares provided for in Sections 4.1 and 4.2 above) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that Holder shall thereafter be entitled to receive upon exercise of this Warrant, in accordance with the terms hereof, in lieu of the Shares that Holder would have become entitled to purchase but for such event, such other securities or property of the Company, or of the successor corporation resulting from such event, to which Holder would have been entitled in such reorganization, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, consolidation or sale.  In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Holder after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number of Shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.  The Company shall provide Holder with at least twenty (20) days’ prior written notice of any of the events described in the first sentence of this Section 4.3.

Section 4.4Certificate as to Adjustments.  In the case of each adjustment (including a readjustment) under this Section 4, the Company will promptly, and in any event within thirty (30) days after the event requiring the adjustment, compute such adjustment in accordance with the terms hereof and deliver or cause to be delivered to Holder a certificate describing in reasonable detail the event requiring the adjustment and setting forth such adjustment and the calculations and results of such adjustment.

Section 4.5Reservation of Stock Issuable Upon Exercise.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant.  If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

Section 4.6Method of Calculation.  All calculations under this Section 4 shall be made to the nearest one hundredth of a share.

RIGHTS PRIOR TO EXERCISE OF WARRANT

Section 5.1No Rights of a Stockholder.  This Warrant does not entitle Holder to any of the rights of a stockholder of the Company, including (without limitation) the right to receive dividends or other distributions, to vote or consent, or to receive notice as a stockholder of the Company.  If, however, at any time prior to the expiration of this Warrant and prior to its exercise:

(a)the Company shall declare any dividend payable in any securities upon outstanding shares of Common Stock or make any other distribution (other than a regular cash dividend) to the holders of shares of Common Stock;

(b)the Company shall offer to the holders of shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

(c)a dissolution, liquidation or winding-up of the Company (other than in connection with a reorganization, consolidation, merger, or sale of all or substantially all of its assets as an entirety) shall be approved by the Company’s Board of Directors, then, in any one or more of such events the Company shall give notice in writing of such event to Holder, at its address as it shall then appear on the Company’s records, at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividends, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding-up.  Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

Any failure to give such notice or any defect therein, however, shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding-up.

SUCCESSORS AND ASSIGNS

Section 6.1Inure to Benefit of Successors and Assigns.  The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Holder and its successors and permitted assigns.

RESTRICTED SECURITIES

Section 7.1Holder’s Representations.  By acceptance of this Warrant, Holder hereby represents to the Company that this Warrant is being acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing this Warrant or the Common Stock issuable upon exercise of this Warrant.  By acceptance of this Warrant, Holder further represents that Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to this Warrant or the Common Stock issuable upon exercise of this Warrant.  Holder understands that the offer and sale of this Warrant and the offer and sale of the Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Holder’s representations as expressed herein.  Holder further recognizes and acknowledges that because the offer and sale of this Warrant and the offer and sale of the Common Stock issuable upon exercise of this Warrant are unregistered, they may not be eligible for resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements and that Holder must, therefore, bear the economic risk of such investment indefinitely.  Additionally, the Holder further represents as follows:

(a)it is not a “U.S. person”, as defined in Regulation S under the Securities Act, and is not purchasing the Securities for the account or benefit of a “U.S. person” or person in the United States;

(b)it was not offered the Warrant in the United States, did not receive any materials relating to the offer of the Warrant in the United States, and did not execute any agreement or any other materials relating to the Warrant in the United States;

(c)it is not purchasing the Units as the result of any directed selling efforts (as defined in Rule 902(c) of the Securities Act);

(d)the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the Securities Act; and

(e)it has no intention to distribute either directly or indirectly any of the Common Stock issuable on exercise of the Warrant in the United States, except in compliance with the Securities Act and any applicable state securities laws.

Section 7.2Restrictive Legend.  Holder acknowledges that this Warrant is, and each of the Shares issuable upon the exercise hereof will be, a restricted security, and that the certificate or certificates evidencing such Shares will bear a legend substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE OFFER AND SALE OF THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL

REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.

LOSS OR MUTILATION

Section 8.1Cancellation and Issuance of New Warrant.  Upon receipt by the Company of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, and (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to it, or (ii) in the case of mutilation, upon receipt of this Warrant and upon surrender and cancellation of this Warrant, the Company shall execute and deliver in lieu thereof a new Warrant representing the right to purchase an equal number of Shares.

NOTICES

Section 9.1 Notice Mechanics. All notices, requests, demands and other communications under this Warrant shall be in writing and shall be deemed to have been duly given on the date of receipt (or refusal of receipt) if delivered personally or by courier by the party to whom notice is to be given, or on the earlier of the third business day after the date of mailing or receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, and properly addressed as follows: if to Holder, at its address as shown in the Company’s records; and if to the Company, at its principal office.  Either party may change its address for purposes of this Section 9 by giving the other party written notice of the new address in the manner set forth above.

GOVERNING LAW; JURISDICTION

Section 10.1Governing Law and Jurisdiction.  This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant and all disputes arising hereunder shall be governed by, the laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Florida.  Any suit, action or proceeding seeking to enforce any provision of, or based on any dispute or matter arising out of or in connection with, this Warrant must be brought in the state and federal courts located in Miami, Florida.  The Company and Holder each (a) consent to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (b) irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (c) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) will not bring any action relating to this Warrant in any other court.

Miscellaneous

Section 11.1Amendment and Change of Terms.  This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized as of the date first set forth above.

COOL HOLDINGS, INC.
By: Name: Vernon A. LoForti Title: Senior VP & CFO

EXHIBIT A

NOTICE OF EXERCISE

Cool Holdings, Inc.
4435 Eastgate Mall, Suite 320

San Diego, California

Attention:  Vernon A. LoForti

Gentlemen:

The undersigned, _______________________, subject to the limitations set forth in Section 1.3 of the Warrant, hereby elects to purchase, pursuant to the provisions to the foregoing Warrant held by the undersigned, ____________ shares of the Common Stock of the Company.

The undersigned (check one and complete):

______  herewith encloses the Warrant and (i) cash, (ii) a certified or cashier’s check (drawn in favor of the Company), or (iii) has made a wire transfer to the Company’s account in the amount of $__________ in payment of the Warrant Price.

______  herewith encloses the Warrant and a copy of the applicable Broker Instructions, as defined in Section 1.2 of the Warrant.

______ herewith encloses the Warrant and hereby elects to exercise the Warrant on a Net Exercise Basis in accordance with the provisions of Section 1.2 of the Warrant.

The undersigned hereby confirms and acknowledges representations made in Section 7 of the Warrant remain correct and true as of the date of this notice of exercise, and further represents and warrants as follows (check one):

_____1.

that (i) at the time of exercise of this Warrant the undersigned is not within the United States, (ii) the undersigned is not exercising this Warrants for the account or benefit of a U.S. Person or person in the United States, and (iii) the delivery of the underlying Shares will not be to an address in the United States;  OR

_____2.

that the undersigned is tendering with this notice of exercise a written opinion of counsel satisfactory to the Company to the effect that the securities to be delivered upon exercise of this Warrant have been registered under the Securities Act, and the securities laws of all applicable states of the United States or are exempt from such registration requirements.

Please issue a certificate or certificates for such shares of the Common Stock in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective address set forth below:

If said number of shares of the Common Stock shall not be all the shares of the Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the remaining balance of such shares of the Common Stock less any fraction of a share of Common Stock paid in cash pursuant to Section 3 of the attached Warrant.

Capitalized terms used herein shall have the meaning given to such terms in the Warrant.

DATED:______________, ___________.

Signature:

Address:

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Shares of Common Stock set forth below:

Name and Address of Assignee	No. of Shares Common Stock
_________________________________________	_____________
_________________________________________
_________________________________________

and does hereby irrevocably constitute and appoint as Attorney ________________________________ to register such transfer on the books of _______________________________________ maintained for the purpose, with full power of substitution in the premises.

Dated:__________________________, _______.

_______________________________________

Name:

NOTICE:The signature to this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alternation or enlargement or any change whatsoever.